Exhibit 99.1

Powerwave Technologies Reports First Quarter Results

SANTA ANA, Calif.--(BUSINESS WIRE)--May 3, 2010--Powerwave Technologies, Inc. (NASDAQ:PWAV), a global supplier of end-to-end solutions for wireless communications networks, today reported preliminary results for its first quarter ended April 4, 2010.

Net sales in the first quarter of fiscal 2010 were $114.5 million, compared with $149.7 million in the first quarter of fiscal 2009. Powerwave also reported a first quarter GAAP net loss of $10.8 million, which includes $0.4 million of restructuring and impairment charges and $0.8 million of non-cash debt discount amortization net of a gain on the exchange of outstanding long-term debt. For the first quarter of 2010, the net loss equates to a basic loss per share of 8 cents. This compares to a net loss of $4.4 million, or a loss per share of 3 cents for the prior year period. For the first quarter of fiscal 2010, excluding the restructuring and impairment charges, debt discount amortization and the gain on the exchange of outstanding long-term debt, on a pro forma basis, Powerwave would have reported a net loss of $7.1 million, or basic loss per share of 5 cents.

“The first quarter was impacted by significant supply-chain constraints that resulted in delayed shipments during the quarter which reduced our revenues,” stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. “Looking ahead, we continue to believe that there are signs of an improving global economy and increasing North American wireless capital spending for the remainder of 2010. While we are continuing to face long lead times for certain electronic components that may impact our growth, we do believe that Powerwave is in an excellent position to build upon and capture the long-term growth opportunities in the wireless infrastructure marketplace.”

Summary of Significant Items impacting the First Quarter

During the first quarter of 2010, we incurred total restructuring and impairment charges of $0.4 million, which primarily included severance charges related to personnel reductions and site closure expenses.

In addition, during the first quarter of 2010 we entered into privately negotiated exchange agreements under which we exchanged $60 million in aggregate principal of our outstanding 1.875% Convertible Subordinated Notes due 2024 (“Existing Notes”) for $60 million in aggregate principal of new 1.875% Convertible Senior Subordinated Notes due 2024. The new 1.875% Convertible Senior Subordinated Notes extend the first put date available to holders from November 15, 2011 to November 15, 2013. Following the exchange transactions, we had outstanding approximately $70.9 million of the Existing Notes and $60 million of the new 1.875% Convertible Senior Subordinated Notes, as well as $150 million of the 3.875% Convertible Subordinated Notes due 2027. These exchange transactions resulted in a one-time non-cash gain on the exchange of debt of approximately $0.5 million. Pursuant to FASB Accounting Standards Codification (ASC) Topic 470-20, the Existing Notes incurred approximately $1.3 million of amortization of non-cash debt discount during the first quarter of 2010, which is reflected in interest expense for the quarter.

During the first quarter of 2009, the Company repurchased a total of $5.4 million par value of the Existing Notes, resulting in a gain of $3.4 million. The amortization of the non-cash debt discount during the first quarter of 2009 was approximately $1.7 million.

The following is a brief summary of the significant items impacting the comparability of per share amounts for the three months ended April 4, 2010 and March 29, 2009. To calculate the per share impact of these significant items, an underlying effective tax rate of zero percent was used for both periods and the basic shares outstanding for each respective period were used.

	Three Months Ended
	(unaudited)
Summary of Significant Items Impacting Results	April 4, 2010	March 29, 2009

Intangible asset amortization	-	($0.01)
Restructuring charges	-	($0.02)
Non-cash ASC Topic 718 compensation charge	($0.01)	($0.01)
Debt discount amortization	($0.01)	($0.01)
Gain on repurchase of long-term debt	-	$0.03

Total per share impact	($0.02)	($0.02)

In addition, below is a brief summary of significant items impacting the comparability of the gross margin percentage for the first quarter of 2010 vs. the first quarter of 2009, on a GAAP and pro forma basis.

	Three Months Ended
	(unaudited)
	April 4, 2010	March 29, 2009

GAAP reported gross margin %	26.0%	21.9%
Add: Pro Forma adjustments
Intangible asset amortization	-	0.4%
Restructuring charges	0.1%	0.9%
Pro Forma gross margin %	26.1%	23.2%

First Quarter 2010 Revenue Summary

In the first quarter of 2010, total Americas revenue was $34.2 million or approximately 30 percent of revenue, compared with $35.6 million, or approximately 24 percent of revenue in the first quarter of 2009. Total sales to customers based in the Asia Pacific region accounted for approximately 40 percent of revenue or $45.7 million in the first quarter of 2010, compared with 39 percent of revenue, or $58.5 million in the first quarter of 2009. Total Europe, Africa and Middle East revenue in the first quarter of 2010 was $34.6 million, or approximately 30 percent of revenue, compared with $55.6 million or approximately 37 percent of revenue in the first quarter of 2009.

Sales of products within the antenna systems group totaled $39.4 million or 34 percent of total revenue, sales of products in the base station systems group totaled $65.2 million, or 57 percent of revenue and revenue from the coverage solution group totaled $9.9 million, or 9 percent of revenue in the first quarter of 2010.

In the first quarter of 2010, Powerwave’s largest customers included Nokia Siemens Networks, which accounted for approximately 28 percent of revenue, and Samsung, which accounted for approximately 12 percent of revenue in the quarter. In terms of customer profile, total OEM sales accounted for approximately 55 percent of total revenue, and total direct and operator sales accounted for approximately 45 percent of revenue.

In terms of transmission standards, 2G and 2.5G standards accounted for approximately 53 percent of total revenue, 3G standards accounted for approximately 37 percent of total revenue and 4G standards accounted for approximately 10 percent of total revenue during the first quarter of 2010.

Equity Compensation Expense

The results reported herein include approximately $1.0 million of pre-tax stock compensation expense in the first quarter of 2010, and $0.9 million in the first quarter of fiscal 2009, almost all of which is included in operating expenses. This had the effect of increasing the loss per share in the first quarter of 2010 by 1 cent and increasing the loss per share in the first quarter of fiscal 2009 by 1 cent.

Balance Sheet

At April 4, 2010, Powerwave had total cash and cash equivalents of $65.6 million, which includes restricted cash of $2.5 million. Total net inventories were $59.8 million, and net accounts receivable were $111.9 million.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave’s management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes restructuring and impairment charges related to the consolidation of our manufacturing and engineering facilities as well as the severance costs related to facility closures. In addition, excluded are the gains on the repurchase or exchange of the Company’s outstanding long-term debt and the non-cash amortization of the debt discount associated with certain of our long-term notes. Management of Powerwave believes that these items should all be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges will not impact future operating results, the amortization of the debt discount is a non-cash expense and the gain on the repurchase or exchange of long-term debt will not impact future operating results.

Company Background

Powerwave Technologies, Inc. is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets a comprehensive suite of wireless solutions, including antennas, base station products and advanced coverage solutions, utilized in all major wireless network protocols and frequencies, including Next Generation Networks in 4G technology, such as LTE and WiMAX. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

Attached to this news release are preliminary unaudited consolidated financial statements for the first quarter ended April 4, 2010.

Conference Call

Powerwave is providing a simultaneous Webcast and live dial-in number of its first quarter fiscal 2010 financial results conference call on Monday, May 3, 2010 at 2:00 PM Pacific time. To access this audio Webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q1 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (857) 350-1677 and enter reservation number 96888197. A replay of the Webcast will be available beginning approximately 3 hours after completion of the initial Webcast. Additionally, an audio playback of the conference call will be available at approximately 5:00 PM Pacific time on May 3, 2010 through May 10, 2010 by calling (617) 801-6888 and entering reservation number 24872638.

Forward-Looking Statements

The foregoing statements regarding improving market conditions and long-term growth opportunities within the wireless communications infrastructure industry and Powerwave’s ability to capitalize on such opportunities are “forward-looking statements.” These forward-looking statements are based on information available to Powerwave as of the date of this press release and are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: our ability to execute cost cutting initiatives without disrupting operations; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks, 3G and 4G networks; macroeconomic factors that may negatively influence the demand for wireless communications infrastructure and thereby reduce demand for our products; future consolidation of our customers may reduce demand for our products; our ability to achieve manufacturing cost reductions and operating expense reductions; our ability to generate positive cash flow; wireless network operators may decide to not continue to deploy infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; we are not able to increase our prices to cover our exposure to raw material and freight price increases; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; component shortages or difficulties in obtaining components in the quantities required to meet customer demands; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave’s operating and financial results are described in the Company’s Form 10-K/A, Amendment No. 1, for the fiscal year ended January 3, 2010, which is filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

UNAUDITED - PRELIMINARY POWERWAVE TECHNOLOGIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts)

	Three Months Ended (unaudited)
	April 4,	March 29,
	2010	2009
Net sales	$114,473	$149,745
Cost of sales:
Cost of goods	84,641	114,962
Intangible asset amortization	-	623
Restructuring and impairment charges	21	1,408
Total cost of sales	84,662	116,993

Gross profit	29,811	32,752

Operating expenses:
Sales and marketing	9,395	9,741
Research and development	14,276	15,147
General and administrative	11,274	12,099
Intangible asset amortization	-	327
Restructuring and impairment charges	346	1,498
Total operating expenses	35,291	38,812

Operating loss	(5,480)	(6,060)

Other income (expense), net	(3,575)	3,158

Loss before income taxes	(9,055)	(2,902)
Income tax provision	1,763	1,470
Net loss	$(10,818)	$(4,372)

Net loss per share:
- basic:	$(0.08)	$(0.03)
- diluted[1]:	$(0.08)	$(0.03)
Weighted average common shares used in computing per share amounts:
- basic:	132,423	131,491
- diluted:	132,423	131,491

[1] The first quarter 2010 and 2009 loss per share does not include an add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible subordinated notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC. PERCENTAGE OF NET SALES

	Three Months Ended
	(unaudited)
	April 4,	March 29,
	2010	2009
Net sales	100.0%	100.0%
Cost of sales:
Cost of goods	73.9	76.8
Intangible asset amortization	-	0.4
Restructuring and impairment charges	0.1	0.9
Total cost of sales	74.0	78.1

Gross profit	26.0	21.9

Operating expenses:
Sales and marketing	8.2	6.5
Research and development	12.5	10.1
General and administrative	9.8	8.1
Intangible asset amortization	-	0.2
Restructuring and impairment charges	0.3	1.0
Total operating expenses	30.8	25.9

Operating loss	(4.8)	(4.0)

Other income (expense), net	(3.1)	2.1

Loss before income taxes	(7.9)	(1.9)
Income tax provision	1.6	1.0
Net loss	(9.5)%	(2.9)%

POWERWAVE TECHNOLOGIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS RECONCILIATION OF PRO FORMA RESULTS (In thousands, except per share amounts)

	Three Months Ended
	(Unaudited)
				Pro Forma
	April 4,			April 4,
	2010	Adjustments		2010
Net sales	$114,473	-		$114,473
Cost of sales:
Cost of goods	84,641	-		84,641
Restructuring and impairment charges	21	(21)	[1]	-
Total cost of sales	84,662	(21)		84,641
Gross profit	29,811	21		29,832

Operating expenses:
Sales and marketing	9,395	-		9,395
Research and development	14,276	-		14,276
General and administrative	11,274	-		11,274
Restructuring and impairment charges	346	(346)	[1]	-
Total operating expenses	35,291	(346)		34,945
Operating income (loss)	(5,480)	367		(5,113)

Other income (expense), net	(3,575)	785	[2]	(2,790)

Loss before income taxes	(9,055)	1,152		(7,903)
Income tax provision (benefit)	1,763	(2,553)	[3]	(790)
Net Loss	$(10,818)	3,705		$(7,113)

Loss per share:
- basic:	$(0.08)			$(0.05)
- diluted[4]:	$(0.08)			$(0.05)
Weighted average common shares used in computing per share amounts:
- basic:	132,423			132,423
- diluted:	132,423			132,423

[1] These costs include restructuring and impairment charges related to the current restructuring plans included in cost of goods sold and operating expenses, respectively.
[2] This represents the amortization of the debt discount partially offset by the gain on the exchange of outstanding long-term debt during the quarter.

[3] This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective income tax benefit rate of 10% for the first quarter 2010.

[4] Diluted earnings per share do not include the add back of interest expense costs as the effect would be anti-dilutive.

UNAUDITED - PRELIMINARY POWERWAVE TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	April 4,	January 3,
	2010	2010
	(unaudited)[1]	(see note)[2]
ASSETS:

Cash and cash equivalents	$63,030	$60,439
Restricted cash	2,542	2,600
Accounts receivable, net	111,938	142,949
Inventories, net	59,832	60,544
Property, plant and equipment, net	85,392	89,883
Other assets	42,165	33,437
Total assets	$364,899	$389,852

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable	$72,399	$81,830
Short-term debt	-	-
Long-term debt	275,251	268,983
Accrued expenses and other liabilities	34,330	38,427
Total shareholders' equity (deficit)	(17,081)	612
Total liabilities and shareholders’ equity (deficit)	$364,899	$389,852

[1] April 4, 2010 balances are preliminary and subject to reclassification adjustments.
[2] January 3, 2010 balances were derived from the audited consolidated financial statements.

CONTACT:
Powerwave Technologies, Inc.
Kevin Michaels, 714-466-1608